UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  May 14, 2007


                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)



    Delaware                         1-8351                     31-0791746
 (State or other            (Commission File Number)         (I.R.S. Employer
 jurisdiction of                                         Identification Number)
 incorporation)


     2600 Chemed Center, 255 East 5th Street, Cincinnati, OH       45202
     (Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code:
                                 (513) 762-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

     [_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under
          Exchange Act (17 CFR 230.425)

     [_] Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 230.425)


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

                                EXPLANATORY NOTE

     We are filing this form 8-K/A to Exhibit 4.1 of our Form 8-K filed on May 17, 2007 ("original 8-K"). Exhibit 4.1 of the Original 8-K is the Convertible Senior Note Indenture dated May 14, 2007 for the 1.875% Convertible Senior Notes due 2014 by and among Chemed Corporation, the Subsidiary Guarantors and LaSalle Bank National Association, as Trustee (the "Indenture"). Schedule A of Exhibit
4.1  of  the  Original  8-K  is  a  make-whole   table  of  the  Indenture  that
inadvertently was not populated. Exhibit 4.1 of this Form 8-K/A includes the populated Schedule A of the Indenture and replaces Exhibit 4.1 of the Original 8-K in its entirety. All other disclosures of the Original 8-K remain unchanged.


Item 1.01 Entry into a Material Definitive Agreement.

Indenture
     We issued the $200 million of Notes pursuant to an Indenture dated May 14, 2007 by and among us, as issuer, the subsidiary guarantors named therein, and LaSalle National Bank National Association, as trustee (the "Indenture"). We received approximately $194 million in net proceeds from the sale of the Notes after paying initial purchaser discounts, legal and other expenses.
     We will pay interest on the Notes on May 15 and November 15 of each year, beginning on November 15, 2007. The Notes will mature on May 15, 2014. The Notes are guaranteed on an unsecured senior basis by each of our subsidiaries that is a borrower or a guarantor under any senior credit facility, as defined in the Indenture.
     The Notes are convertible, under certain circumstances, into Capital Stock at a conversion rate of 12.3874 shares per $1,000 principal amount of Notes. This conversion rate is equivalent to an initial conversion price of approximately $80.73 per share. Prior to March 1, 2014, holders may convert their Notes under certain circumstances. On and after March 1, 2014, the Notes will be convertible at any time prior to the close of business on the third business day before the stated maturity date of the Notes. Upon conversion of a Note, if the conversion value is $1,000 or less, holders will receive cash equal to the lesser of $1,000 or the conversion value of the number of shares of Capital Stock. If the conversion value exceeds $1,000, in addition to this, holders will receive Capital Stock for the excess amount.
     The Indenture contains customary terms and covenants that upon certain events of default, including without limitation, failure to pay when due any principal amount or a fundamental change or certain cross defaults in other agreements or instruments, occurring and continuing, either the trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to any significant subsidiary, or us the principal amount of the Notes and accrued interest automatically becomes due and payable.
         This description of the Indenture is qualified in its entirety by reference to Exhibit 4.1, incorporated herein by reference.


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

Item 9.01 Financial Statements and Exhibits

c)   Exhibits

     (4.1) Convertible Senior Note Indenture dated May 14, 2007 for the 1.875% Convertible Senior Notes due 2014 by and among Chemed
     Corporation, the Subsidiary Guarantors and LaSalle Bank National Association, as Trustee.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  CHEMED CORPORATION

Dated:   May 22, 2007                             By: /s/ Arthur V. Tucker, Jr.
         ------------                                 --------------------------
                                                  Arthur V. Tucker, Jr.
                                                  Vice President and Controller


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